Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2026 relating to the financial statements of Southern Power Company, appearing in the Annual Report on Form 10-K of Southern Power Company for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/Deloitte & Touche LLP

Atlanta, Georgia
August 19, 2026